[Letterhead of KPMG appears here]

                                                                       EXHIBIT 2

                         Independent Accountants' Report
                         -------------------------------



First USA Bank, National Association

We have examined the accompanying management's assertion, that First USA Bank, National Association (the "Servicer"), complied with the requirements of Sections 3.01, 3.04, 3.05, 3.09, 12.01 and Article IV of the Amended and Restated Pooling and Servicing Agreement dated as of June 1, 1990, and as amended and restated as of September 1, 1999 (the "Agreement"), and the Supplements thereto as listed in Attachment A, by and between the Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee of the First Chicago Master Trust II (together, the "Agreements"), during the twelve months ended December 31, 2001. Management is responsible for the Servicer's compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the Servicer's compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Servicer's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Servicer's compliance with specified requirements.

In performing this examination, we have assumed the accuracy of the reports prepared by the Servicer's third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer's compliance that are the responsibility of the third party credit card processor. Accordingly, our assessment does not extend to these aspects of the Servicer's compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on those compliance aspects.

In our opinion, management's assertion that the Servicer complied with the aforementioned requirements during the twelve months ended December 31, 2001 is fairly stated, in all material respects.


                                        /s/ KPMG LLP

February 15, 2002

Attachment A
------------

Pooling and Servicing Agreement Supplements

Credit Card Master Trust Series                         Date            Compliance Period
First Chicago Master Trust II Series      1995-M      4/19/1995        01/01/01 - 12/31/01
First Chicago Master Trust II Series      1995-O      6/15/1995        01/01/01 - 12/31/01
First Chicago Master Trust II Series      1996-Q      9/25/1996        01/01/01 - 12/31/01
First Chicago Master Trust II Series      1996-S     11/26/1996        01/01/01 - 12/31/01
First Chicago Master Trust II Series      1997-U     11/30/1997        01/01/01 - 12/31/01
First Chicago Master Trust II Series      1998-V     11/12/1998        01/01/01 - 10/15/01
First Chicago Master Trust II Series      1999-W      3/23/1999        01/01/01 - 12/31/01
First Chicago Master Trust II Series      1999-X      6/16/1999        01/01/01 - 12/31/01
First Chicago Master Trust II Series      1999-Y      8/10/1999        01/01/01 - 12/31/01

                ASSERTION BY FIRST USA BANK, NATIONAL ASSOCIATION

The management of First USA Bank, National Association (the "Servicer") is responsible for complying with the requirements of Sections 3.01, 3.04, 3.05, 3.09, 12.01 and Article IV of the Amended and Restated Pooling and Servicing Agreement, dated as of June 1, 1990, and as amended and restated as of September 1, 1999 (the "Agreement") and the Supplements thereto, noted in Attachment A (the "Supplements"), (together, the "Agreements") between the Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee of the First Chicago Master Trust II.

Management has performed an evaluation of the Servicer's compliance with the Agreements and based on this evaluation management believes that the Servicer has complied with the requirements of the sections of the Agreements referred to above during the twelve months ended December 31, 2001.

In providing this assertion on compliance, we have assumed the accuracy of the reports prepared by the Servicer's third party credit card processor and did not extend our assessment to the relevant aspects of the Servicer's compliance that are the responsibility of the third party credit card processor. Accordingly, our assessment does not extend to these aspects of the Servicer's compliance that are the responsibility of the third party credit card processor, and we do not express any form of assurance on these compliance aspects.

/s/ Michael Looney                            /s/ Tracie H. Klein
-------------------------------------         ----------------------------------
Michael Looney                                Tracie H. Klein
Executive Vice President - Operations         First Vice President



/s/ Jeffrey Rigg
-------------------------------------
Jeffrey Rigg
Senior Vice President - Accounting